UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2018

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BMC STOCK HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)
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Delaware (State or other jurisdiction of incorporation)	1-36050 (Commission File Number)	26-4687975 (IRS Employer Identification No.)

Two Lakeside Commons 980 Hammond Drive, NE, Suite 500 Atlanta, GA 30328 (Address Of Principal Executive Offices) (Zip Code)

(678) 222-1219 (Registrant’s Telephone Number, Including Area Code)

Not Applicable Former Name or Former Address, if Changed Since Last Report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of President and Chief Executive Officer
On January 9, 2018, BMC Stock Holdings, Inc. (the “Company”) reached a mutual agreement with Peter C. Alexander whereby he is leaving the Company and will no longer serve as the President and Chief Executive Officer of the Company effective January 10, 2018. In connection with Mr. Alexander’s departure, Mr. Alexander has also resigned as a director of the Board of Directors (the “Board”) of the Company, effective January 10, 2018.
Appointment of Interim President and Chief Executive Officer
On January 10, 2018, the Company also announced that, effective January 10, 2018, the Company has appointed David L. Keltner, a director of the Company, to serve as interim President and Chief Executive Officer while the Board conducts a search for a new chief executive officer. Biographical information for Mr. Keltner is set forth below:
David L. Keltner. Mr. Keltner, age 58, has served as a director of BMC Stock Holdings, Inc. and its predecessor since April 2014. From September 2016 to June 2017, Mr. Keltner served as the Interim Chief Financial Officer of Wolseley plc, a building materials distribution company. Prior to that, from 2009 to August 2016, Mr. Keltner served as the Chief Financial Officer of Ferguson Enterprises, Inc., a U.S. distributor of residential and commercial plumbing, HVAC and industrial supplies. From 2007 to 2009, he was the Chief Financial Officer of Wolseley North America. From 1993 to 2006, Mr. Keltner was the Vice President of Construction Lending for Stock Building Supply. Prior to that, Mr. Keltner was a Vice President in the Institutional / Corporate Bank division of NationsBank. Mr. Keltner received a B.S. in finance from Miami University and an M.B.A. from the University of Chicago.
In connection with Mr. Keltner’s service as interim President and Chief Executive Officer of the Company, he will receive an annualized base salary of $750,000 and an equity award of 25,000 restricted stock units of the Company, which units vest on the date that is six months following the effective date of his appointment (or such earlier date as the Company removes Mr. Keltner from his positions without “cause” by appointing his permanent successor). Mr. Keltner will not be eligible for an annual cash bonus.
On January 9, 2018, and prior to his appointment as interim President and Chief Executive Officer of the Company, Mr. Keltner resigned from his position on the Compensation Committee of the Company’s Board, and the Board appointed David Bullock, the Chairman of the Board, to replace Mr. Keltner on the Compensation Committee.
Additional information about the management changes described above is included in the Company’s press release issued on January 10, 2018, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Mr. Alexander’s Separation Agreement
On January 9, 2018, Mr. Alexander entered into a separation agreement with the Company (the “Separation Agreement”) in connection with his departure. The Separation Agreement confirms that Mr. Alexander’s departure will be treated as a termination by the Company without “cause” and that he will receive the severance benefits in connection with a termination without “cause” which are provided in his amended and restated employment agreement, dated as of April 1, 2016.
Item 7.01    Regulation FD Disclosure
A copy of the Company’s press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 10, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC STOCK HOLDINGS, INC.

Date: January 10, 2018	By:	/s/ Lanesha Minnix
Lanesha Minnix
Senior Vice President, General Counsel & Corporate Secretary